UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2025

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Marine View Plaza, Suite 214 Hoboken, NJ	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 436-2161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.0001 per share)	QUBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on April 11, 2025, the board of directors (the “Board”) of Quantum Computing Inc. (the “Company”) appointed Dr. Yuping Huang to serve as the Company’s Interim Chief Executive Officer and President.

On December 12, 2025, the Board appointed Dr. Yuping Huang to serve as the Company’s Chief Executive Officer (the “CEO Appointment”).

Dr. Huang, age 45, has served as the Interim Chief Executive Officer and President since April 11, 2025, Chairman of the Board since December 10, 2024, and Chief Quantum Officer since June 16, 2022 and will continue to serve as President and Chairman of the Board during his service as Chief Executive Officer. Prior to joining the Company, Dr. Huang founded QPhoton, Inc., where he served as Chairman of the Board and Chief Executive Officer from 2020 until its acquisition by the Company on June 16, 2022. QPhoton, Inc. was a development stage company commercializing quantum photonic technology and devices to provide innovative and practical quantum solutions.

In connection with the CEO Appointment, the Company and Dr. Huang entered into an amended and restated employment agreement (the “Employment Agreement”), effective as of January 1, 2026, whereby, as compensation for his services as the Chief Executive Officer, Dr. Huang shall receive an annual base salary of $425,000 and a target annual bonus equal to 100% of base salary. Dr. Huang will also be eligible for annual long-term incentive awards of stock and stock options in amounts and subject to terms and conditions to be determined by the Board and based on performance criteria to be established by the Board.

There is no arrangement or understanding between Dr. Huang and any other person pursuant to which Dr. Huang was appointed as Chief Executive Officer. There are no family relationships between Dr. Huang and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Dr. Huang has not engaged in any related-person transactions required to be disclosed by Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, by and between Quantum Computing Inc. and Yuping Huang, dated December 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: December 16, 2025	By:	/s/ Christopher Roberts
Christopher Roberts
Chief Financial Officer

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